EXHIBIT 7




                                CSW CREDIT, INC.
                              AFFILIATED COMPANIES
                            FACTORING EXPENSE SAVINGS
                      THREE MONTHS ENDED DECEMBER 31, 1997
                                   (thousands)


                                      20%              5%
                                    EQUITY           EQUITY          SAVINGS
                                  -----------     ------------     -------------

CPL                                   $2,416           $1,856              $560
PSO                                    1,786            1,385               401
SWEPCO                                 2,605            1,845               760
WTU                                      957              734               223
                                  -----------     ------------     -------------

TOTAL                                 $7,764           $5,820            $1,944
                                  ===========     ============     =============